Exhibit 1.1

3,700,000 Shares1

DIGITAL MUSIC GROUP, INC.

UNDERWRITING AGREEMENT

                    , 2006

I-Bankers Securities, Inc.

FTN Midwest Securities Corp.

As Representatives of the several

    Underwriters named in Schedule I hereto

c/o I-Bankers Securities, Inc.

1560 East Southlake Boulevard, Suite 232

Southlake, Texas 76092

Dear Sirs:

Digital Music Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to the underwriters named on Schedule I to this Agreement (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), an aggregate of 3,700,000 shares (the “Firm Shares”) of the Company’s common stock, $.01 par value per share (“Common Stock”), at a purchase price (net of discounts and commissions) of $             per Firm Share. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $             per Firm Share. The Firm Shares and the Option Shares (as hereinafter defined) are to be offered initially to the public (the “Offering”) at the offering price of $             per Firm Share (the Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares”).

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-128687), including a Preliminary Prospectus (as hereinafter defined) relating to the Offering. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus have heretofore been delivered by the Company to the Representatives. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents

[1]	Plus an option to purchase up to 555,000 additional shares of Common Stock to cover over-allotments.

and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company files an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the Prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date as the Representatives deem advisable after this Agreement has been executed and delivered.

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $             per share of Common Stock ($             net of discounts and commissions) (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 6.

(b) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters, severally and not jointly, an option to purchase up to an additional 555,000 shares of Common Stock in the aggregate from the Company (the “Over-allotment Option”). Such additional 555,000 shares of Common Stock are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Share set forth in Section 1(a).

The Over-allotment Option granted pursuant to Section 1(b) may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date only for the purpose of covering over-allotments that may be made in connection with the Offering and distribution of the Firm Shares. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representatives, which must be confirmed in writing by overnight mail or facsimile transmission, setting forth the number of Option Shares to be purchased by the several Underwriters and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which will not be later than five full business days nor earlier than the Closing Date (as hereinafter defined) or such other time as shall be agreed upon by the Company and the Representatives, at the offices of I-Bankers Securities, Inc. (“I-Bankers”) or at such other place as shall be agreed upon by the Company and the Representatives. Upon exercise of the Over-allotment Option, the Company will issue and sell to the Underwriters, and, subject to the terms and conditions set forth herein, each of the Underwriters, acting severally and not jointly, will purchase the number of Option Shares specified in such notice, subject to adjustment in accordance with Section 6 and subject in each case to adjustment as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment of the purchase price for, and delivery of the certificates for, the Firm Shares shall be made at 10:00 a.m., New York time, on                     , 2006, or such other date, not later than the fifth business day thereafter, or at such earlier time as shall be agreed upon by the Representatives and the Company at the offices of I-Bankers or at such other place as shall be agreed upon by the Representatives and the Company. The hour and date of delivery and payment for the Firm Shares are called “Closing Date.” Payment for the Firm Shares shall be made on the Closing Date to a bank account designated by the Company by wire transfer in Federal (same day) funds against delivery to the Representatives for the respective accounts of the Underwriters of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares to be purchased by them (or through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriters). The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representatives to examine and package the Firm Shares for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares, except upon tender of payment by the Representatives for all the Firm Shares.

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates for, such Option Shares shall be made on the Option Closing Date at the offices of I-Bankers or at such other place as shall be agreed upon by the Representatives and the Company. Payment for such Option Shares shall be made on the Option Closing Date to a bank account designated by the Company by wire transfer in Federal (same day) funds against delivery to the Representatives for the respective accounts of the Underwriters of the certificates (in form and substance satisfactory to the Underwriters) representing such Option Shares to be purchased by them (or through the facilities of DTC for the account of the Underwriters). Such Option Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Option Closing Date. The Company will permit the Representatives to examine and package such Option Shares for delivery, at least one full business day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver such Option Shares except upon tender of payment by the Representatives for all such Option Shares.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, that it has agreed to purchase.

(d) The Company hereby agrees to issue and sell to the Representatives (and/or their affiliate designees) warrants (the “Representatives’ Warrants”) for the purchase of an aggregate of 296,000 shares of Common Stock (the “Representatives’ Shares”) for an aggregate purchase price of $100. The Representatives’ Warrants shall be exercisable, in whole or in part, commencing one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representatives’ Share of $            , which is equal to 125% of the Initial Price. The Representatives’ Warrants and the Representatives’ Shares are hereinafter referred to collectively as the “Representatives’ Securities.” The Representatives understand and agree that there are significant restrictions against transferring the Representatives’ Warrants during the first 180 days after the Effective Date, as set forth in the Representatives’ Warrants.

Payment of the purchase price of, and delivery of the certificates for, the Representatives’ Warrants shall be made on the Closing Date. The Company shall deliver to the Representatives, upon payment therefor, certificates for the Representatives’ Warrants in the name or names and in such authorized denominations as the Representatives may reasonably request.

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), as follows:

(a) At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus will in all material respects conform to the requirements of the Act and the Rules; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2(a) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representatives expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

(b) The Company has filed with the Commission a Form 8-A registration statement providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Common Stock, which registration statement complies in all material respects with the requirements of the Exchange Act. The registration of the Common Stock under the Exchange Act has been declared effective by the Commission on the date hereof. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(c) The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein in all material respects and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations. The Company is not in violation of any term or provision of its certificate of incorporation or by-laws. The Company is not in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such violations that, individually or in the aggregate, would not result in a material adverse change in the condition, financial or otherwise, business, prospects or assets of the Company (“Material Adverse Effect”).

(d) No securities of the Company have been sold by the Company to any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

(e) The statistical and related data included in the Registration Statement are based on or derived from sources that the Company reasonably believes are reliable and accurate.

(f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no Material Adverse Effect or termination of any material customer contract, (ii) there have been no material transactions entered into by the Company, other than as disclosed in the Registration Statement, and (iii) no member of the Company’s management set forth in the Registration Statement has resigned from any position with the Company.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

(h) To the knowledge of the Company, Perry-Smith LLP (“Perry-Smith”), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Rules. Perry-Smith has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any “non-audit services”, as such term is used in Section 10A(g) of the Exchange Act.

(i) The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present in all material respects the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as disclosed in the Registration Statement, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, a material future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(j) The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and in the “Capitalization” section of the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein under the column “Pro Forma Combined As Adjusted” contained in the “Capitalization” section of the Prospectus. Except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(k) All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The outstanding Common Stock has been issued in compliance with the exemption from registration contained in the Act and Rules and the applicable state securities or Blue Sky laws and otherwise in conformance with the Act and Rules and the applicable state securities or Blue Sky laws.

(l) The Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable and the holders thereof are not and will not be subject to personal liability for obligations of the Company solely by reason of being such holders. The Shares are not subject to the preemptive rights of any holders of any security of the

Company or similar contractual rights granted by the Company, other than pursuant to Second Amended and Restated Stockholders Agreement, dated September 8, 2005, by and among Digital Music Works International, Inc. and certain shareholders, which rights have been waived for purposes of the Offering. When issued as contemplated by the Prospectus, the Shares will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The Representatives’ Warrants have been duly and validly authorized by the Company and, when issued, will constitute the valid and binding obligations of the Company, including, without limitation, the obligation to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representatives’ Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(m) Except as set forth in the Registration Statement and Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(n) This Agreement has been duly and validly authorized by the Company and , when executed and delivered, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(o) The execution, delivery, and performance by the Company of this Agreement and the Representatives’ Warrants, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party, except for any of the foregoing that, individually or in the aggregate, would not result in a Material Adverse Effect or (ii) result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company, or (iii) violate in any law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except for such violations that, individually or in the aggregate, would not result in a Material Adverse Effect.

(p) The Company has the requisite corporate power and authority, and has all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that are, necessary as of the date hereof to conduct its business as described in the Prospectus.

(q) The Company has all corporate power and authority to enter into this Agreement and the Representatives’ Warrants and to perform its obligations hereunder and thereunder. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Shares and the consummation of the transactions and agreements contemplated by this Agreement and the Representatives’ Warrants, except such as have been already obtained or will be obtained prior to the Closing Date, except for notices pursuant to federal and state securities laws in connection with the issuance of the Representatives’ Warrants, which will be filed no later than 15 days following the Closing Date.

(r) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against the Company, that is required to be disclosed in the Registration Statement, or that would be reasonably likely to result in a Material Adverse Effect, or that would be reasonably likely to materially or adversely affect the consummation of the transactions described in this Agreement.

(s) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to so qualify would not be reasonably likely to result in a Material Adverse Effect.

(t) Except as described in the Prospectus, there are no claims, payments, arrangements, agreements or binding commitments relating to the payment of a finder’s, consulting or origination fee by the Company or, to the Company’s knowledge, any of its current stockholders with respect to the sale of the Shares hereunder or any other arrangements, agreements or binding commitments of the Company or, to the Company’s knowledge, any current stockholders of the Company that may affect the Underwriters’ compensation, as determined by the National Association of Securities Dealers, Inc. (“NASD”).

(u) Except as contemplated by this Agreement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) in connection with this Offering (i) to any person, as a finder’s fee, consulting fee or otherwise, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the date on which the Registration Statement was filed with the Commission or thereafter.

(v) None of the net proceeds of the Offering will be paid by the Company to any NASD member or its affiliates that participated in the Offering, except as specifically authorized herein.

(w) Except as disclosed in writing by the Company to the Representatives prior to the date of this Agreement, to the knowledge of the Company, no officer, director or beneficial owner of at least 5% of the Company’s outstanding Common Shares has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representatives and their counsel, if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Shares is or becomes an affiliate or associated person of an NASD member participating in the offering

(x) Neither the Company nor any of its current stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(y) Any certificate signed by any duly authorized officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(z) To the Company’s knowledge, no employee, officer or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer and/or director of the Company.

(aa) The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” as defined in the Investment Company Act of 1940.

(bb) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

(cc) There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required by the Act and the Rules.

3.	Covenants of the Company. The Company covenants and agrees as follows:

(a) The Company will use its commercially reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company will prepare the Prospectus, in a form reasonably acceptable to the Representatives, and effect the filings necessary pursuant to Rule 424(b) under the Act no later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(b) The Company shall promptly notify the Representatives in writing (i) when any post-effective amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the initiation or threatening of any proceeding for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event during the period described in Section 3(c) that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representatives a copy for review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order by the Commission with respect to the Registration Statement and, if issued, to seek to obtain as soon as possible the withdrawal thereof.

(c) During the time when a Prospectus is required to be delivered in connection with sales of the Shares under the Act, or the Exchange Act, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Act, the Rules and the Exchange Act and by the regulations promulgated under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered in connection with sales of the Shares under the Act, or the Exchange Act, any event shall have occurred or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Company or counsel for the Underwriters, to amend the Registration Statement or amend or supplement the Prospectus in order that the Registrations Statement or Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3(b), an appropriate amendment or supplement in accordance with Section 10 of the Act.

(d) For a period of five years from the Effective Date,, the Company will use its commercially reasonable efforts to maintain the registration of the Common Stock under the provisions of the Exchange Act and will not deregister the Common Stock under the Exchange Act, until (i) the consummation of a sale by the Company of all or substantially all of its assets or a merger or similar transaction in which the Company is not the surviving entity, which consummation has been approved by the holders of at least a majority of the then issued and outstanding voting securities of the Company, (ii) approval by the holders of at least a majority of the then issued and outstanding voting securities of the Company of the deregistration of the Common Stock under the Exchange Act, or (iii) the prior written consent of the Representatives.

(e) The Company will use its commercially reasonable efforts, in cooperation with the Representatives, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may reasonably designate within the United States, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction. The Company and the Representatives agree that with respect to qualifying the Shares for offering and sale under securities laws outside of the United States, the Company will be relying solely on the Underwriters and their agents to perfect all filings required by such foreign jurisdictions and to make all such statements and reports at such times as are or may be required by the laws of such foreign jurisdictions; provided that the Company will provide any assistance as reasonably requested by the Underwriters for such perfection.

(f) The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby confirms that the Underwriters and dealers were authorized to distribute or cause to be distributed each Preliminary Prospectus. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of the Prospectus as such Underwriters may reasonably request and authorizes the Underwriters and dealers to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters and dealers). As soon as practicable after the Registration Statement or any amendment or supplement thereto becomes effective (but no later than the Closing Date), the Company agrees to deliver to the

Representatives two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

(g) As long as the Common Stock is registered under the Exchange Act, for a period equal to seven years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company from registering its securities on behalf of any selling security holder of the Company on a registration statement on Form S-3 (or other similar form) for the registration of the Representatives’ Warrants or the Representatives’ Shares.

(h) The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid on the Closing Date, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and exhibits thereto, the Preliminary and Final Prospectuses in quantities as may reasonably be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the shares of Common Stock, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities, (iv) filing fees, costs and expenses incurred in registering the Offering with the NASD (including reasonable disbursements for the Representatives’ counsel in this regard), (v) costs of placing “tombstone” advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Representatives at a total cost not to exceed $10,000, (vi) fees and disbursements of the Company’s transfer agent, (vii) the Company’s expenses associated with “due diligence” meetings arranged by the Representatives, (viii) the preparation, binding and delivery of bound volumes containing copies of all documents and appropriate correspondence filed with or received from the Commission and the NASD and all Offering closing documents, and (ix) reasonable fees and expenses of an investigative search firm of the Representatives’ choice for background and credit searches of the Company’s directors, officers and affiliates. The Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the actual costs and expenses set forth herein to be paid by the Company that were paid by the Representatives or their legal counsel or agents. The Representatives shall provide an accounting to the Company setting forth in reasonable detail such costs and expenses and, upon request by the Company, shall promptly provide a copy to the Company of any receipt for any such cost or expense that exceeded $100. If the Offering contemplated by this Agreement is not consummated for any reason whatsoever, then the Company shall not be obligated to reimburse the Underwriters for any fees and expenses described above.

(i) The Company further agrees that, in addition to the expenses payable by the Company pursuant to Section 3(h), on the Closing Date, it will pay to the Representatives a nonaccountable expense allowance equal to 1.5% of the gross proceeds received by the Company from the sale of the Firm Shares (less the $55,000 previously paid) by deduction from the proceeds of the Offering contemplated herein. If the Offering contemplated by this Agreement is not consummated for any reason whatsoever, then the Representatives shall be entitled to retain the portion of the nonaccountable expense allowance previously paid by the Company to the Representatives equal to its actual out-of-pocket accountable expenses and shall refund the balance to the Company.

(j) The Company intends to use the net proceeds from the Offering received by it in a manner consistent with the description under the “Use Of Proceeds” section of the Prospectus.

(k) The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the 15th full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Rules, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least 12 consecutive months beginning after the Effective Date.

(l) Neither the Company, nor, to its knowledge, any of its employees, directors, officers or affiliates (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Shares in violation of Regulation M promulgated under the Exchange Act.

(m) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n) Company shall advise the NASD if it is aware that any five percent or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Shares.

(o) From the Effective Date, and for a period of 120 days thereafter, the Company shall not, without the prior written consent of the Representatives, issue, sell, offer to sell, grant any option for the sale of, to otherwise dispose of, directly or indirectly, any equity securities or other securities convertible into, exercisable for, or exchangeable for equity securities, except (i) pursuant to the terms of this Agreement, (ii) grants and awards under the Company’s Amended and Restated 2005 Stock Plan, as in effect as of the date of this Agreement, or (iii) in connection with any acquisition by the Company; provided that any such equity securities or other securities that may be issued as contemplated by clauses (i) through (iii) shall contain restrictions on transfer and sale through the period ending at least 180 days following the Effective Date.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Shares as contemplated by this Agreement on each Closing Date and Option Closing Date, as the case may be, shall be subject to the representations and warranties of the Company being true and correct in all material respects as of such Closing

Date or Option Closing Date, as the case may be, and to the performance by the Company in all material respects as of or prior to such Closing Date or Option Closing Date, as the case may be, of its obligations hereunder and to the following conditions:

(a) The Registration Statement has been declared effective and, at such Closing Date or Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or, to the Company’s knowledge, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Greenberg Traurig, LLP, counsel to the Underwriters (“Greenberg Traurig”).

(b) The Representatives shall have received confirmation from the NASD that it has not raised any objection as to the fairness and reasonableness of the compensation payable to the Underwriters as described in the Registration Statement and such confirmation shall not have been revoked or modified by the NASD.

(c) On such Closing Date or Option Closing Date, as the case may be, the Representatives shall have received the favorable opinion of Hayden Bergman, Professional Corporation (“Hayden Bergman”), counsel to the Company, dated such Closing Date or Option Closing Date, as the case may be, addressed to the Representatives and in form and substance satisfactory to Greenberg Traurig, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it has certified to us that it owns or leases any properties or maintains employees, except where the failure to qualify would not have a Material Adverse Effect.

(ii) All issued and outstanding securities of the Company have been duly authorized and validly issued. The authorized Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Certificate of Incorporation and Bylaws of the Company.

(iii) The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and paid for, against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable. To such counsel’s knowledge, the Shares when issued and sold as contemplated by the Prospectus will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the Company.

(iv) This Agreement has been duly authorized, executed and delivered by the Company and the Representatives’ Warrants have been duly and validly authorized by the

Company and, when executed and delivered, will constitute, the valid and binding obligations of the Company, including, without limitation, to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(v) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the Representatives Warrants, the consummation of the transactions contemplated hereby, and compliance by the Company with the terms and provisions of this Agreement and the Representatives’ Warrants, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel’s knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company, or (c) to such counsel’s knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, United States federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(vi) The Registration Statement, the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein or omitted therefrom, as to which no opinion is rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and the Rules. The information in the Prospectus under the caption “Description of Capital Stock,” is accurate in all material respects (except such counsel need express no opinion with respect to the number of outstanding shares of common stock, the number of stockholders of record and any information regarding the transfer agent and registrar).

(vii) The Registration Statement has been declared effective under the Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission.

(viii) To such counsel’s knowledge, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement.

In addition, Hayden Bergman has participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration

Statement, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise set forth in this opinion), on the basis of the foregoing (relying as to materiality to a large extent upon facts provided by officers and other representatives of the Company) no facts have come to the attention of such counsel which should lead them to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the exhibits (other than with respect to the summaries thereof contained in the Registration Statement and Prospectus), financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

In rendering its opinion, Hayden Bergman may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent Hayden Bergman deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Greenberg Traurig) of other counsel reasonably acceptable to Greenberg Traurig, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested.

(d) At the time this Agreement is executed, and at each Closing Date and Option Closing Date, the Representatives shall have received a letter, in form and substance satisfactory in all respects to the Representatives, from Perry-Smith dated, respectively, as of the date of this Agreement and as of such Closing Date or Option Closing Date containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Prospectus and confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Rules and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(e) At each Closing Date or Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that (i) the Company has complied in all material respects with all covenants and agreements and satisfied all conditions in all material respects required by this Agreement to be performed or satisfied by the Company prior to and as of such Closing Date or Option Closing Date, (ii) as of such Closing Date or Option Closing Date, the representations and warranties of the Company set forth in this Agreement that are not qualified by materiality are true and correct in all material respects and the representations and warranties of the Company in this Agreement that are qualified by materiality are true and correct, in each case, with the same force and effect as though made at such time, (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been initiated by or are pending under the Act.

(f) At each of Closing Date and Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated such Closing Date or Option Date, certifying (i) that the copies of the By-laws and Certificate of Incorporation of the Company attached thereto are true and complete, have not been modified and are in full force and effect, (ii) that the copies of the resolutions relating to the Offering attached thereto are true and complete, have not been modified and are in full force and effect, (iii) as to the copies of all correspondence between the Company or its counsel and the Commission attached thereto, and (iv) as to the incumbency of the officers of the Company.

(g) Concurrently with the execution of this Agreement, the Company shall have delivered to the Representatives the lock-up letters executed by such officers, directors, their affiliates and other stockholders as requested by the Representatives in writing in such form acceptable to the Representatives.

(h) On the Closing Date, the Company shall have delivered to the Representatives executed originals of the Representatives’ Warrants covering in the aggregate all of the Representatives’ Shares in the name or names and in such authorized denominations as the Representatives may reasonably request.

5. Indemnification.

(a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal fees and disbursements of one counsel chosen by the Representatives or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented) or (ii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement contained in this paragraph shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or admission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be; provided further, that the indemnity agreement contained in this paragraph will not apply to any Preliminary Prospectus to the extent that any loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of applicable law, sold Shares to a person to whom such Underwriter failed to send, give, or make available at or prior to the date required by applicable law, a copy of the Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof to the Underwriter within a reasonable period of time prior to the Closing Date or filed the Prospectus with the Commission, and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such Prospectus was required by law to be delivered or made available at or prior to the written confirmation of sale to such person and (ii) sending or making available such Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have cured the defect giving rise to such loss, liability, claim, damage or expense. The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Shares or in connection with the Registration Statement or Prospectus.

(b) If any action is brought against an Underwriter or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5(a), such Underwriter shall promptly notify the Company in writing of the commencement of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Representatives of the Underwriters) and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

(c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters in Section 5(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5(b).

(d) In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

(e) Within fifteen days after receipt by any party to this Agreement (or its representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representatives of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5(e) are several and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was guilty of such fraudulent misrepresentation.

6. Default by an Underwriter.

(a) If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder such that all of the Firm Shares or the Option Shares, as the case may be, are purchased from the Company pursuant to this Agreement.

(b) In the event that the default addressed in Section 6(a) above relates to more than 10% of the Firm Shares or Option Shares, the Representatives may in their discretion arrange for the Representatives or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Shares or Option Shares the Representatives do not

arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to the Representatives to purchase said Firm Shares or Option Shares on such terms. In the event that neither the Representatives nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will terminate without liability on the part of the Company (except as provided in Section 5) or the several non-defaulting Underwriters (except as provided in Section 5); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

(c) In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Shares.

7. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at each Closing Date and Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive the issuance and delivery of the Shares to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

8. Effective Date of This Agreement and Termination.

(a) This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

(b) The Representatives shall have the right to terminate this Agreement at any time prior to any Closing Date by notice to the Company, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the immediate future materially disrupt, general securities markets in the United States, as to make it, in the judgment of the Representatives, inadvisable or impracticable to proceed with the offer, sale or delivery of the Shares or enforce contracts for the sale of the Shares or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or on the NASDAQ National Market System shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or on the NASDAQ National Market System or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, as to make it, in the judgment of the Representatives, inadvisable or impracticable to proceed with the offer, sale or delivery of the Shares or enforce contracts for the sale of the Shares, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ reasonable opinion, make it impracticable or inadvisable to proceed with the delivery of the Shares, or (vii) if any condition specified in Section 4 shall not have been fulfilled in all material respects when and as required to be fulfilled or (viii) if the Representatives shall have become aware after the date hereof of a Material Adverse Effect, or there is after the date hereof such a adverse material change in general market conditions, as to make it, in the judgment of the Representatives, inadvisable or impracticable to proceed with the offer, sale or delivery of the Shares or enforce contracts for the sale of the Shares.

(c) In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3(f).

(d) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9. Miscellaneous.

(a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing.

If to the Representatives:

I-Bankers Securities, Inc.
FTN Midwest Securities Corp.
c/o I-Bankers Securities, Inc.
1560 East Southlake Boulevard, Suite 232
Southlake, TX 76092
Attn: Mike McCrory
Facsimile: 817-416-2264

Copy to:	Greenberg Traurig, LLP
13155 Noel Road, Suite 600
Dallas, Texas 75240
Attn: Phillip J. Kushner
Facsimile: 972-628-4603

If to the Company:
Digital Music Group, Inc.
1545 River Park Drive, Suite 210
Sacramento, California 95815
Attn: Clayton Trier, Chairman of the Board
Facsimile: 916-239-6018

Copy to:	Hayden Bergman, Professional Corporation
150 Post Street, Suite 650
San Francisco, California 94108
Attn: Kevin K. Rooney
Facsimile: 415-399-9320

(b) The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(c) This Agreement may only be amended by a written instrument executed by each of the parties hereto.

(d) This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof, including, without limitation, that certain letter of intent, dated August 27, 2005, between I-Bankers Securities, Inc. and the Company, as amended.

(e) This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

(f) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9(a). Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

(g) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

(h) The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

DIGITAL MUSIC GROUP, INC.

By:
Clayton Trier
Chairman of the Board

Accepted on the date first above written.

I-BANKERS SECURITIES, INC., Acting severally on behalf of itself and as one of the Representatives of the several Underwriters named in Schedule I annexed hereto

By:
Shelley K. Gluck
Chief Financial Officer

FTN MIDWEST SECURITIES CORP., Acting severally on behalf of itself and as one of the Representatives of the several Underwriters named in Schedule I annexed hereto

By:
Pat La Vecchia
Managing Director

SCHEDULE I

DIGITAL MUSIC GROUP, INC.

3,700,000 SHARES

Underwriter	Number of Firm Shares to be Purchased
I-Bankers Securities, Inc. FTN Midwest Securities Corp.
Total	3,700,000

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